UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___ )

Filed by the Registrant	[	x	]
Filed by a Party other than the Registrant	[		]

Check the appropriate box:

[		]	Preliminary Proxy Statement
[		]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[	x	]	Definitive Proxy Statement
[		]	Definitive Additional Materials
[		]	Soliciting Material Pursuant to Rule 14a-11(c) or 14a-12

                          Valgro Funds, Inc.
(Name of Registrant as Specified In Its Charter)

___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[	x	]	No fee required.
[		]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total Fee Paid:
[		]	Fee paid previously with preliminary materials.
[		]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

Valgro® Fund
Nasdaq ticker symbol: VGROX
2004 Proxy Statement

This report is neither a prospectus nor an annual report. It is intended for current shareholders of the Fund, and it is not to be distributed to prospective shareholders without a prospectus. The prospectus, the SAI (Statement of Additional Information), and the most recent annual & semiannual reports can be viewed on our web site at valgro.com. To get a free paper copy of any of these, to request other information about the Fund, or to make shareholder inquiries, please visit our web site at valgro.com, e-mail admin@valgro.com, or call us collect at (415) 665-5520.

Valgro is a registered service mark of Valgro Investments, Inc.

Table of Contents

  When and Where
  Voting Procedures
  Principal Holders
  Proposal #1: Election of Directors
  Proposal #2: Approval of Auditor
  Proxy

When and Where

The annual meeting of shareholders of Valgro Funds, Inc., will be held at 3PM Pacific Time on Thursday February 5, 2004, at 377 Warren Drive, San Francisco, CA 94131-1033. This is the address of the Fund and of its investment adviser, Valgro Investments, Inc.

Proxies must be received at this location before the meeting in order to be counted. You may change your vote or revoke your proxy at any time prior to the meeting. This notice and accompanying proxy are being sent to shareholders on January 22, 2004. Shareholders may vote the number of shares they held of record on December 31, 2003.

To submit a proposal to be voted on at next year's annual meeting, you must submit the documentation specified in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. This documentation must be received at the Fund's address by December 31, 2004.

The Board of Directors is soliciting your proxy and recommends a vote for all directors and and for approval of the auditor. Any costs of this solicitation will be borne by the Fund.

the Fund distributes its own securities without an underwriter, as permitted by 15 USC 80a-12(b) for companies qualifying under 15 USC 80a-10(d).

Voting Procedures

Annual approval of the directors and the auditor each requires an affirmative vote by over 50% of the votes cast, for which a quorum is the vote of over 50% of the shares outstanding.

Voting for directors is cumulative: if you withhold your vote from some directors, those votes are spread among any directors you do vote for.

Abstentions and broker non-votes count toward a quorum, but they have the same effect as votes against approval of the proposals. That's because they're not counted as affirmative votes, but they are counted in the total number of votes cast when determining the percentage of approval.

Principal Holders

Anyone owning at least 5% of the Fund is considered a "principal holder." Of the 327,736.764 shares outstanding on the record date, principal holders were Stanley Rintel with 151,027.314 shares (46.1%), and Ruth Rintel with 152,232.358 shares (46.4%). Since Stanley and Ruth are the parents of Robert Rintel, the Fund's President, mail to any of them can be sent to the Fund's address, 377 Warren Drive, San Francisco, CA 94131-1033. Robert Rintel's 12,000.000 shares (3.7%) are the only shares owned by officers or directors of the Fund.

Proposal #1: Election of Directors

The board has an audit committee consisting of its independent director. The audit committee meets once each year to approve the selection of the Fund's auditor and to use the auditor's report to oversee the Fund's accounting and financial reporting. Since the board has only two directors, both directors participate in the cosideration of director nominees, so there isn't a separate nominating committee. There is no charter for the process of nomination, and security holders are free to nominate directors or communicate with the board on any other matter by writing to the Fund. The board has no standing committees other than the audit committee. Both directors attend all meetings.

the Fund's 2 directors have consented to continue to serve if elected. The board held 3 meetings during the fiscal year ended October 31, 2003. Robert A. Rintel is legally considered an "interested person" of the Fund because he is an officer of the Fund.

Directors and Officers:
Name, Age, and Business Address	Position(s) Held With Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director
Interested:
Robert Allen Rintel, 39, 377 Warren Dr. San Francisco, CA 94131-1033	Chairman and sole officer of Fund and of its Adviser	1-year terms; served since '99	independent investor & software developer, '96-'99; Chairman & President, this Fund & its Adviser, '99-	1	0
Independent:
F. Joseph Moretti, 75, 377 Warren Dr. San Francisco, CA 94131-1033	Member of Fund Board of Directors	1-year terms; served since '99	Malawi Project Director, Jesuit Refugee Service, '94-'99; independent software developer, '99-	1	0

Directors' Equity Interest on 12/31/03:
Name of Director	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Director in Family of Investment Companies
Interested:
Robert Allen Rintel	$50,001-$100,000	$50,001-$100,000
Independent:
F. Joseph Moretti	none	none

Officers and directors who are interested persons of the Fund receive no compensation or retirement benefits from the Fund, though they may receive compensation or retirement benefits from the Fund's investment adviser, in accordance with 15 USC 80a-10(d)(7). Mr. Moretti received no compensation or retirement benefits during the fiscal year ended October 31, 2003, though he may be paid in future fiscal years depending on the Fund's net asset level. A specific level and compensation amount for those future years has not been determined. This is summarized in the following table:

Compensation Table:
Name of Person, Position	Aggregate Compensation From Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Complex Paid to Directors
Interested:
Robert Allen Rintel, Chairman & President	$0	$0	$0	$0
Independent:
F. Joseph Moretti, Director	$0	$0	$0	$0

Proposal #2: Approval of Auditor

The independent certified public accountant which serves as the Fund's auditor must be annually approved by the shareholders. The board of directors recommends approving Grant Thornton LLP to continue as the Fund's auditor. There will be no representatives of Grant Thornton LLP at the shareholders' meeting, nor any statement from them other than their audit report contained in the Fund's annual report, nor any opportunity to ask them questions. the Fund has no pre-approval policies for auditor services. There were no non-audit fees billed to the Fund, its investment adviser, or any affiliates, in the Fund's last 2 fiscal years.

Fees Billed by Grant Thornton LLP:
	11/1/02- 10/31/03	11/1/01- 10/31/02
Audit Fees	$7,400.00	$7,000.00
Audit-Related Fees	0.00	0.00
Tax Fees	0.00	0.00
All Other Fees	0.00	0.00

Valgro Fund Proxy

The easiest way to vote is to email a reply with answers to the 2 questions below. Alternatively, you can circle the answers and mail it to the address shown on the enclosed statement. Or you can attend the annual meeting.

  Robert A. Rintel and F. Joseph Moretti are running for re-election as directors. Please choose 1 option:
    Vote for both
    Withhold my vote from _______________
    Withhold my vote from both
    Abstain
  Do you approve Grant Thornton LLP continuing as the Fund's auditor?
    Yes
    No
    Abstain

Please sign here (or type your name if replying by email): ______________________________ and date it: __________.